UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities

On September 20, 2017, CLS Holdings USA, Inc. (the “Company”) entered into an Exchange Agreement (the “First Exchange Agreement”), whereby it agreed to exchange a convertible promissory note in the original principal balance of $200,000 (the “April 2015 Note”) for 1,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”). The holder of the April 2015 Note had previously sold it for $105,219.18, which represented the balance due by the Company thereunder, to StarForce Media, Inc., an entity that is not affiliated with the Company.  The exchange was accomplished pursuant to the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 3(a)(9) and Section 4(A)(2). The Common Stock issued in the exchange constitutes “restricted securities” under the Securities Act.

  On September 25, 2017, CLS Holdings USA, Inc. (the “Company”) entered into an Exchange Agreement (the “Second Exchange Agreement”), whereby it agreed to exchange a convertible promissory note in the original principal balance of $200,000 (the “Old Main Note”) for up to 4,500,000 shares (the “Share”) of its Common Stock. Old Main Capital, LLC, the original holder of the Old Main Note, had previously sold it for $382,496.00, which amount is payable by the purchaser in six installments, pursuant to a note purchase agreement and assignment (the “Note Purchase Agreement”), and which amount may be reduced as provided in the Note Purchase Agreement between Old Main Capital, LLC and the purchaser.  The balance due by the Company under the Old Main Note at the time of the Note Purchase Agreement was approximately $325,000. The Old Main Note was purchased by Andrew J. Glashow, as representative and nominee of certain buyers under an escrow agreement between Mr. Glashow and such buyers.  The Company will issue a portion of the Shares to Mr. Glashow or the ultimate buyers, pro rata, as the payments are made to Old Main Capital, LLC under the Note Purchase Agreement.  The exchange was accomplished pursuant to the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 3(a)(9) and Section 4(A)(2). The Common Stock issued in the exchange will constitute “restricted securities” under the Securities Act.

 The First Exchange Agreement and Second Exchange Agreement are incorporated as Exhibits 10.1, and 10.2 respectively, to this Report and the summary description of the terms thereof contained herein is qualified in its entirety by reference to Exhibit 10.1, and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Exchange Agreement dated September 20, 2017 between CLS Holdings USA, Inc. and StarForce Media, Inc.

	10.2	Exchange Agreement dated September 25, 2017 between CLS Holdings USA, Inc. and Andrew J. Glashow, as representative and nominee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: September 26, 2017	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement dated September 20, 2017 between CLS Holdings USA, Inc. and StarForce Media, Inc.

10.2	Exchange Agreement dated September 25, 2017 between CLS Holdings USA, Inc. and Andrew J. Glashow, as representative and nominee.